Exhibit 3.2

BY - LAWS

OF

WHIRLPOOL CORPORATION

(As Amended Effective June 19, 2007)

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Whirlpool Corporation (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is The Corporation Trust Company.

SECTION 2. Additional Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Holding Meetings. The annual meeting of stockholders for the election of directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by the board of directors. Subject to the provisions of Section 4 of this Article II, each meeting of stockholders for any other purpose may be held at such place, within or without the State of Delaware, as shall be fixed by the board of directors.

SECTION 2. Annual Meetings; Election of Directors. The annual meeting of stockholders for the election of directors shall be held on the third Tuesday in April, or such other date and time as may be determined by the board of directors. Any other proper business may also be transacted at the annual meeting.

SECTION 3. Stockholders’ List. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by or for the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the place where the meeting is to be held, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 4. Special Meetings. Special meetings of the stockholders for any purpose or purposes, except as otherwise prescribed by statute or by the certificate of incorporation, may be called by the

Chairman of the Board, any Vice Chairman, or the President and shall be called by the Chairman of the Board, any Vice Chairman, or the President or the Secretary at the request in writing of a majority of the directors in office or pursuant to a resolution adopted by the board of directors. Such request or resolution shall state the place, date and hour and the purpose or purposes of the proposed meeting. No business shall be transacted at any special meeting except that referred to in the notice thereof.

SECTION 5. Notice of Meetings. A written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting or whenever required by statute, by the certificate of incorporation, or by these by-laws, further stating the purpose or purposes for which the meeting is called, shall be given by the Secretary to each stockholder entitled to vote thereat by delivering such notice to him personally or by mailing it, postage prepaid, addressed to him at his address as it appears on statute, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. An affidavit of the Secretary or an Assistant Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 6. Quorum. The holders of at least fifty percent (50%) of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then the holders of a majority of the shares of capital stock present in person or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice or call other than by announcement at the meeting of the time and place of the holding of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 7. Voting. When a quorum is present at any meeting, any question properly brought before such meeting shall be decided by the vote of the holders of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote thereon, unless the question is one upon which a different vote is required by provision of statute, the certificate of incorporation or these by-laws, in which case such provision shall govern and control the decision of such question.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may, by an instrument in writing subscribed by such stockholder, authorize another person or persons to act for such stockholder by proxy, but no such proxy instrument shall be voted or acted upon after three years from its date unless such instrument provides for a longer period.

SECTION 8. Inspectors of Election. At any election of directors, the chairman of the meeting may, and upon request of the holders of ten percent (10%) or more of the stock present and entitled to vote at such election shall, appoint two inspectors of election who shall subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability and who shall canvass the votes and make and sign a certificate of the result thereof. No candidate for the office of director shall be appointed as such inspector.

SECTION 9. Conduct of Stockholders’ Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by a Vice Chairman or the President, or if none of such officers is present, by a Vice President designated by the board of directors, or if none of such officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings or, if he is not present, an Assistant Secretary designated by the chairman of the meeting shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The order of business shall be as determined by the chairman of the meeting.

SECTION 10. Validity of Proxies; Ballots, etc. At every meeting of the stockholders, all proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the chairman of the meeting, in which event such inspectors of election shall decide all such questions.

SECTION 11. Nominations and Qualifications of Directors. Subject to the rights of holders of Preferred Stock, nominations for the election of directors may be made by the board of directors or a stockholder entitled to vote generally in the election of directors. For a nomination or nominations to be properly made by any stockholder entitled to vote generally in the election of directors, written notice of such stockholder’s intent to make such nomination or nominations must be given, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Secretary of the Corporation (and must be received by the Secretary) not later than (i) with respect to an election to be had at an annual meeting of stockholders to be held on the third Tuesday in April, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be had at an annual meeting to be held on a day other than the third Tuesday in April or to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the board of directors in accordance with the relevant board policy; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the Securities and Exchange Commission, if the nominee were to be nominated by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 12. Advance Notice of Stockholder Proposals. Subject to the rights of holders of Preferred Stock, at an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by the board of directors or by any stockholder of the Corporation entitled to vote generally in the election of directors who complies with the requirements of this Section 12 and as shall otherwise be proper subjects for stockholder action and shall be properly introduced at the meeting. For a proposal or proposals to be properly brought before an annual meeting by any stockholder entitled to vote generally in the election of directors, written notice of such stockholder’s intent to make such proposal or proposals must be given, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Secretary of the Corporation (and must be received by the Secretary) not later than (i) with respect to an annual meeting of stockholders to be held on the third Tuesday in April, ninety (90) days in advance of such meeting, and (ii) with respect to an annual meeting to be held on a day other than the third Tuesday in April, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (c) the class and number of shares of the Corporation’s stock which are beneficially owned by the stockholder on the date of such notice; and (d) any financial interest of the stockholder in such proposal. The chairman of the meeting shall determine whether the requirements of this Section 12 have been met with respect to any stockholder proposal. If the chairman of the meeting determines that a stockholder proposal was not made in accordance with the terms of this Section 12, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

At a special meeting of stockholders, only such business shall be acted upon as shall have been set forth in the notice relating to the meeting or as shall constitute matters incident to the conduct of the meeting as the chairman of the meeting shall determine to be appropriate.

ARTICLE III

DIRECTORS

SECTION 1. General Powers. The property and business of the Corporation shall be managed by its board of directors, which shall possess all the powers of the Corporation except as may be otherwise provided by statute or by the certificate of incorporation or by these by-laws.

The board of directors may hold its meetings, establish corporate offices and agencies, and keep the books and records of the Corporation at such places either within or without the State of Delaware as it may from time to time determine.

SECTION 2. Election of Directors; Terms of Office. At all meetings of the stockholders for the election of directors at which a quorum is present, a nominee for director shall be elected to the board of directors if the votes case for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 11 of Article II; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

SECTION 3. Regular Meetings. An annual meeting of the board of directors may be held immediately after and at the same place as the annual meeting of stockholders and no notice of such meetings shall be necessary if a quorum be present, or the time and place of such meeting may instead be fixed by action of the board of directors and notice of the meeting given pursuant to Section 5 of this Article III. Such annual meeting shall constitute a regular meeting of the board of directors. Other regular meetings of the board of directors (so designated in the resolution fixing the dates thereof) may be held either within or without the State of Delaware on such dates as may be fixed from time to time by resolution of the board.

SECTION 4. Special Meetings. Special meetings of the board of directors may be called by the Chairman of the Board, any Vice Chairman, or the President and shall be called by the Chairman of the Board, any Vice Chairman, or the President or Secretary at the request in writing of a majority of the directors in office, and the person or persons so calling or requesting the calling of any special meeting of the board of directors shall in such call or request fix the date, hour and place, within or without the State of Delaware, for holding any such special meeting.

SECTION 5. Notice of Meetings. Notice of any meeting of the board of directors (except where no notice is required under Section 3 of this Article III) shall be given to each director by mail on or before the second day (excluding Sundays and legal holidays) next preceding the day of the meeting or by telegraph, cable, telecopier or telex, or personally in writing, on or before the first day next preceding the day of the meeting.

SECTION 6. Number of Directors. The number of directors which shall constitute the whole board of directors of the Corporation shall be not less than seven nor more than fifteen; provided that at all times a majority of the directors shall be persons who are not employed by the Corporation or any of its subsidiaries unless a proviso is waived by a majority of directors who are not so employed present at a meeting at which it is determined that such waiver is in the best interest of the Corporation. Within such limits the number of directors shall be as fixed at any meeting of the board of directors by resolution adopted by a majority of the directors then in office; provided, however, that no decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director. Vacancies created by an increase in the number of directors may be filled as provided in Section 10 of this Article III.

SECTION 7. Quorum. The presence at any meeting of the board of directors of a majority of the number of directors then in office shall constitute a quorum for the transaction of business except as otherwise provided in Section 10 of this Article III.

SECTION 8. Voting. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless by provision of statute, the certificate of incorporation or these by-laws the vote of a different number of directors is required, in which case such provision shall govern.

SECTION 9. Resignation. Any director or member of a committee of directors may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, any Vice Chairman, President or Secretary. Except as provided in Section 11(c) of Article II and hereinafter, the acceptance of a resignation shall not be necessary to make it effective. When there is a change in the principal occupation of a director from that in which he or she was engaged when elected to the board, such director shall promptly give notice of the change and submit a resignation from the board and all committees for consideration by the Chairman. The Chairman, with the approval of the full board, may elect to accept or reject such resignation. Directors who are full-time employees of the Corporation or one of its subsidiaries must promptly resign from the board and all committees whenever their term of employment ends for any reason, including but not limited to retirement; the effective date of such resignation to be not later than the last day of employment. The requirement that a director submit a resignation due to a change in occupation or due to the termination of employment with the Corporation or one of its subsidiaries may be waived by a majority of all other directors present at a meeting of directors at which it is determined that such waiver is in the best interest of the Corporation.

SECTION 10. Filling of Vacancies. Subject to the rights of holders of Preferred Stock, in the event of a vacancy in the board of directors or any newly created directorship resulting from any increase in the number of directors or any vacancy in any committee of directors, a majority of the directors, excluding any directors who shall theretofore have resigned effective as of a future date, may, although less than a quorum, appoint any person to fill such vacancy upon the occurrence thereof (such person to hold office for the unexpired term of such office), or to fill such newly created directorship (such person to serve for the term for the class of directors of which such director is a member), and until such director’s successor shall have been elected or qualified or until such director’s earlier death, resignation, or removal from office.

SECTION 11. Ratification by Stockholders. Any contract, transaction or act of the Corporation or of the board of directors or of any committee thereof or of any officer of the Corporation which shall be ratified at any annual meeting of stockholders or at any special meeting thereof called for such purpose by the holders of a majority of the voting power of the then outstanding stock of the Corporation shall be as valid and binding upon the Corporation and all of its stockholders as though ratified by every stockholder of the Corporation.

SECTION 12. Compensation of Directors. Directors and members of any committee of directors, other than those who shall be officers or employees of the Corporation or of a subsidiary thereof, shall be entitled to receive for their services as such directors or members either an annual fee or a fixed fee, or both, for attendance at meetings of the board or such committee, in such amounts as may be provided from time to time by resolution of the board, in addition to which directors and committee members shall be entitled to receive reimbursement for their expenses of attendance at meetings of the board or such committee; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

SECTION 1. Appointment; Powers. The board of directors by resolution adopted by a majority of the whole board, may, (by provision of these by-laws or otherwise) designate one or more committees of the board, each committee to consist of such number of directors, in no event less than two, and to have such powers of affairs of the Corporation as the board may determine and specify in such a resolution. The board of directors may at any time, by resolution similarly adopted, change the number, members or powers of any such committee, fill vacancies, or discharge any such committee.

SECTION 2. Procedures; Meetings; Quorum. To the extent any such action is not taken by the board of directors, each committee may choose its own chairman and secretary, fix its own rules of procedure, and meet at such times and at such place or places as may be provided by such rules. At every meeting of each committee, the presence of a majority of all the members thereof shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary to decide any question before the committee.

SECTION 3. Human Resources Committee. The Human Resources Committee shall consist of such directors of the Corporation who are not officers or employees of the Corporation or of any subsidiary as shall be appointed from time to time by the board of directors. The Human Resources Committee shall make determinations and awards pursuant to any bonus or incentive plans of the Corporation, determine salaries to be paid to officers of the Corporation, the terms and conditions of their employment, the allotment of shares to officers and other employees under any stock option plan of the Corporation, and shall also make such other determinations as the Committee deems proper relating to remuneration or benefits to be paid to officers of the Corporation. At each meeting of the board of directors a report shall be made to the board respecting such determinations made by the Committee subsequent to the next preceding meeting of the board, and each such determination so made and reported shall be final unless, at said meeting, the same shall be revoked or modified by action of the board. In addition, the Chairman of the Board shall review with the Committee from time to time plans for the development, training and utilization of the management resources of the Corporation. On such occasions, the Human Resources Committee shall act in an advisory capacity to the Chief Executive Officer in respect of the foregoing. The Human Resources Committee shall have and perform such other and additional duties as from time to time may be prescribed by the board of directors.

SECTION 4. Finance Committee. The Finance Committee shall consist of such directors of the Corporation, a majority of whom are not officers or employees of the Corporation or of any subsidiary, as shall be appointed from time to time by the board of directors. The Finance Committee shall consider and make recommendations to the board of directors as to such financial matters concerning the Corporation as shall be referred to it by the board of directors, or the Chairman of the Board, or which the Committee may consider on its own initiative, and perform such additional duties as from time to time may be prescribed by the board of directors.

SECTION 5. Audit Committee. The Audit Committee shall consist of at least three (3) but not more than five (5) directors of the Corporation, who are not officers or employees of the Corporation or of any subsidiary, as shall be appointed from time to time by the board of directors. The Audit Committee shall (i) consider and make recommendations to the board of directors as to such auditing matters concerning the Corporation as shall be referred to it by the board of directors, or the Chairman of the Board, or which the Committee may consider on its own initiative; (ii) each year recommend to the board of directors, for appointment by the board, independent auditors of the Corporation and its wholly-owned subsidiaries, respectively, for such year, to audit the financial statements of the Corporation and such subsidiaries, and to perform such other duties as the board may prescribe; (iii) have authority, to the extent considered desirable by the Committee, to examine into and make recommendations to the board of directors in respect of (a) the general scope and results of the audit conducted by the independent auditors; (b) the internal controls, systems and processes maintained by the Corporation to protect assets and manage risks; (c) legal, regulatory, compliance or similar matters that may have a material impact on the Corporation’s financial position, and (d) the appointment, replacement, reassignment or dismissal of the director of internal audit; and (iv) perform such additional duties as from time to time may be prescribed by the board of directors. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities and, in connection therewith, may retain independent counsel, accountants or others to assist it.

SECTION 6. Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall consist of at least three (3) but not more than five (5) directors of the Corporation who are not officers or employees of the Corporation or of any subsidiary, as shall be appointed from time to time by the board of directors. The Corporate Governance and Nominating Committee shall (i) in consultation with the Chairman of the Board, consider and make recommendations to the full board of directors concerning the number and accountability of board committees, committee assignments and committee membership rotation practices, (ii) establish qualifications, desired backgrounds and selection criteria for nominees to the board of directors, (iii) recommend to the full board of directors nominees for board membership, (iv) on an annual basis, conduct an evaluation of the effectiveness of the full board of directors (but not of individual members) and the effectiveness of overall governance practices and guidelines, based on input from all board members, and (v) perform such additional duties as from time to time may be prescribed by the board of directors.

ARTICLE V

OFFICERS

SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen, one or more Presidents, one or more Vice Presidents, a Treasurer, a Controller, and a Secretary, all of whom shall be elected by the board of directors. Any two or more offices, except those of President and Secretary, may be held by the same person. In addition, the Chairman of the Board may designate as Vice Presidents any number of individuals responsible for major operations or functions of the Corporation. Each such Vice President designated as a Senior Officer or member of the Chairman’s Council, as evidenced by a listing maintained by the Corporate Secretary, shall have all the authority with respect to such individual’s area of responsibility as is conferred upon a Vice President elected by the board of directors.

The board of directors may appoint one or more Assistant Treasurers, one or more Assistant Controllers, one or more Assistant Secretaries, and such other assistant officers as the board may deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the board of directors.

Subject to Section 9 of this Article V, each officer and assistant officer elected or appointed by the board of directors or designated by the Chairman shall hold office until the next annual meeting of the board of directors and until his successor shall be chosen.

SECTION 2. The Chairman of the Board. The Chairman of the Board shall be a director. If so designated by the board of directors, he shall be the chief executive officer of the Corporation and shall have general direction over the affairs of the Corporation, subject to the control and direction of the board of directors. He shall, when present, preside as chairman at all meetings of the stockholders and of the board of directors. He may call meetings of the board of directors whenever he deems it advisable. In the absence or incapacity of the President to act, he shall perform all duties and functions and exercise all the powers of the President. Unless otherwise provided by the board of directors, he may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Corporation, and with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, may execute and deliver all certificates for shares of the capital stock or other securities of the Corporation and any warrants evidencing the right to subscribe to shares of the capital stock of the Corporation. The Chairman of the Board shall have such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

SECTION 3. Vice Chairman. Each Vice Chairman shall be a director. He shall have such powers and shall perform such duties as may be assigned to him by the board of directors or by the Chairman of the Board, or elsewhere in these by-laws.

SECTION 4. President. A President may be a director if so elected by the board of directors or the stockholders. If so designated by the board of directors, he may also be the chief executive officer of the Corporation and shall have general direction over the affairs of the Corporation within his areas of responsibility, subject to the control and direction of the Chairman of the Board and the board of directors. He shall have general charge, control and supervision over the administration and operations of designated areas of the Corporation, subject to the control and direction of the board of directors and the Chairman of the Board. He shall keep the Chairman of the Board fully informed concerning the business of the Corporation under his supervision. In the absence or incapacity of the Chairman of the Board, a Vice Chairman or the President shall preside at meetings of the stockholders and of the board of directors and shall perform all duties and functions and exercise all the powers of the Chairman of the Board. Unless otherwise provided by the board of directors, a President may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Corporation, and with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, may execute and deliver all certificates for shares of the capital stock or other securities of the Corporation and any warrants evidencing the right to subscribe to shares of the capital stock of the Corporation. In general, a President shall have and perform all powers and duties incident to the office of a president of a corporation and such other powers and duties as from time to time may be assigned to him by the board of directors or the Chairman of the Board. Any reference in these By-Laws to “the President” shall be deemed to refer to a President who is also a current member of the board of directors.

SECTION 5. Vice President. In the absence or incapacity of the Chairman of the Board, any Vice Chairman, or the President, a Vice President designated by the Chairman of the Board or by the board of directors shall have and perform all the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the board of directors or by the Chairman of the Board, any Vice Chairman, or the President.

SECTION 6. Treasurer. The Treasurer shall have responsibility for the custody and safekeeping of all funds and securities of the Corporation; he shall obtain and maintain appropriate insurance for the benefit of the Corporation; he shall be responsible for determining credit policies of the Corporation, for administration of such policies, and collection of monies due the Corporation in accordance therewith; he may sign with the Chairman of the Board, any Vice Chairman, or the President any or all certificates for shares of the capital stock or other securities of the Corporation and any warrants evidencing the right to subscribe to shares of the capital stock of the Corporation; and in general he shall have and perform all of the other powers and duties incident to the office of treasurer and such other powers and duties as may be assigned to him by the board of directors or the Chairman of the Board, any Vice Chairman, or the President.

SECTION 7. The Controller. The Controller shall be the chief accounting officer of the Corporation, shall maintain adequate records of its assets, liabilities and transactions, shall see that adequate audits thereof are currently and regularly made, and shall be in charge of its books of account and its accounting and financial statements and records, operating reports, budgets, statistics, and estimates and projections. He shall be responsible for the development and maintenance of inventory control records and the taking and costing of physical inventories; for the initiation, preparation and issuance of standard practices relating to all accounting matters and procedures, and the coordination of accounting systems throughout the Corporation and its subsidiaries; and for the analysis and interpretation of significant data to develop trends and cost comparisons, which shall be made available to the Corporation’s management together with his conclusions therefrom. He shall maintain adequate records of authorized appropriations and determine that all sums expended pursuant thereto are accounted for, and shall be responsible for the preparation and filing of tax returns and all matters relating to taxes. The Controller shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors or the Chairman of the Board, any Vice Chairman, or the President.

SECTION 8. The Secretary. The Secretary shall keep or cause to be kept the minutes of all meetings of the stockholders and of the board of directors; shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of the minute books, stock ledger, and similar corporate records and of the seal of the Corporation and see that the seal is affixed to all documents the execution and delivery of which on behalf of the Corporation under its seal are duly authorized in accordance with the provisions of these by-laws; shall keep or cause to be kept a stock ledger of the Corporation containing a complete list of stockholders, the post office address of each stockholder, and the number of shares registered in the name of each stockholder; may sign with the Chairman of the Board, any Vice Chairman, or the President any and all certificates for shares of the capital stock or other securities of the Corporation and any warrants evidencing the right to subscribe to shares of the capital stock of the Corporation; and in general the Secretary shall have and perform all powers and duties incident to the office of the secretary and such other powers and duties as may, from time to time, be assigned to him by the board of directors or the Chairman of the Board, any Vice Chairman, or the President.

SECTION 9. Removal of Officers. Any officer elected or appointed by the board of directors may be removed, either with or without cause, by the vote of a majority of the directors then in office at any meeting of the board of directors. Any Vice President designated by the Chairman of the Board may be removed, either with or without cause, by written designation from the Chairman delivered to the Corporate Secretary.

SECTION 10. Filling of Vacancies. If a vacancy shall exist in the office of any officer or assistant officer of the Corporation, the board of directors may elect or appoint any person to fill such vacancy, such person to hold office (subject to Section 9 of this Article V) until the next annual meeting of the board of directors and until his successor shall be chosen and qualified.

ARTICLE VI

CAPITAL STOCK

SECTION 1. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives or pursuant to the unclaimed property laws of the various states and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the Secretary or the transfer agent for said shares of stock, or to such other person as the board of directors may designate, by whom such old certificates shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

SECTION 2. Lost or Destroyed Certificates. The board of directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in the board’s discretion, require the owner of such certificate or his legal representative to give bond, with such surety, if any, as the board shall deem appropriate, sufficient to indemnify the Corporation and each transfer agent and registrar, against any claim which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 3. Unclaimed Property Laws. The officers of the Corporation who are authorized to issue or cause the issuance of duplicate stock certificates pursuant to Section 2 of this Article VI are hereby authorized to issue or cause the issuance of duplicate stock certificates, without cancellation of the original certificates, as may be required in respect of compliance with the unclaimed property laws of any state.

ARTICLE VII

CORPORATE SEAL

The board of directors shall authorize and establish a corporate seal containing the name of the Corporation, the words “Corporate Seal” and “Delaware”, and otherwise in such form as shall be approved by the board of directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

SECTION 2. Notice. Any notice required, (i) if given by mail, shall be deemed to have been given upon the deposit thereof in a post office box, postage prepaid, or (ii) if given by telegraph or cable, shall be deemed to have been given upon delivery thereof to the telegraph or cable company for transmission, or (iii) if the person entitled to notice has facilities for the receipt of telecopies or telex, shall be deemed to have been given upon transmission of the notice by such means; and in any instance the notice shall be addressed to the person entitled thereto at such person’s last known address according to the records of the Corporation.

SECTION 3. Voting Upon Stocks. Unless otherwise ordered by the board of directors, the Chairman of the Board, any Vice Chairman, or the President shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and also to execute and deliver for and on behalf of the Corporation proxies in respect of such meetings, and at any such meeting the Chairman of the Board, any Vice Chairman, or the President or the individual or individuals named in the proxy executed by the Chairman of the Board, any Vice Chairman, or the President in respect of such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The board of directors, by resolution, from time to time may confer like powers upon any other person or persons, which powers may be general or confined to specific instances.

SECTION 4. Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceeding of the board or committee.

ARTICLE IX

AMENDMENTS

The board of directors shall have full power to alter, amend or repeal these by-laws or any provision thereof, or to adopt new by-laws, at any regular meeting as part of the general business of such meeting, or at a special meeting called for the purpose. By-laws adopted, altered or amended by the board of directors may be altered, amended or repealed by the stockholders. Notwithstanding the preceding sentence, and subject to the rights of holders of Preferred Stock, any action of the stockholders to adopt, amend, alter or repeal the by-laws shall require the affirmative vote of at least eighty percent (80%) of the holders of common stock of the Corporation.

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